Exhibit 99.77(q)(1)

Exhibits

(e)(1)         Investment Management Agreement dated November 18, 2014, as amended and restated May 1, 2015, between Voya Investments, LLC and Voya Separate Portfolios Trust – Filed herein.

(e)(2)         Sub-Advisory Agreement dated November 18, 2014 between Voya Investments, LLC and Voya Investment Management Co. LLC – Filed herein.